UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 22, 2013, National Retail Properties, Inc. (the “Company”) entered into an Underwriting Agreement with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and Raymond James & Associates, Inc., as representatives of the several underwriters named therein (the “Underwriters”), for the public offering of 10,000,000 depositary shares (“Depositary Shares”), each representing a 1/100th interest in a share of the Company’s 5.70% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share, at $25.00 per Depositary Share. The Company also granted the Underwriters an option to purchase up to 1,500,000 additional Depositary Shares within 30 days from May 22, 2013. The offering is expected to close on May 30, 2013.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated May 22, 2013, by and among the Company and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, and Raymond James & Associates, Inc., as the representatives of the several underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary and Treasurer

Dated: May 29, 2013